Exhibit 23.1

             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80080, No.33-81844, No. 333-03524,
No. 333-40229 and No. 333-87061) of our report dated March 1, 2000 appearing on page F-1 of Hollywood Entertainment Corporation's Annual Report on Form 10-K for the year December 31, 1999.


PricewaterhouseCoppers LLP
Portland, Oregon
March 30, 2000